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EXHIBIT 10.4

LICENSE AGREEMENT

        This License Agreement is entered into as of January 17, 2006, between ITN ENERGY SYSTEMS, INC., a Colorado corporation having its principal place of business in Littleton, Colorado, hereinafter referred to as "Licensor," and ASCENT SOLAR TECHNOLOGIES, INC., a Delaware corporation having its principal place of business in Littleton, Colorado, hereinafter referred to as "Licensee."

RECITALS

        WHEREAS, Licensee is desirous of acquiring an exclusive, world-wide right and license to use, for Licensee's SOLAR BUSINESS only, certain technologies of Licensor and Licensor is willing to grant such a license upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, terms and conditions hereinafter expressed, the parties hereto hereby agree as follows:

1.     DEFINITIONS

        As used herein, the following terms shall have the meanings set forth below:

        1.1   CIGS PV means copper-indium-gallium-diselenide photovoltaics.

        1.2   SOLAR BUSINESS means the business of manufacturing, developing, marketing, selling and other commercialization of CIGS PV to produce solar power.

        1.3   FIELD OF USE means any use that is involved with, related to, or otherwise connected with the SOLAR BUSINESS.

        1.4   TECHNOLOGIES means the trade secrets listed on Exhibit A attached hereto and such other patents, inventions and trade secrets as Licensor shall develop, invent or acquire in the future, that Licensor owns and has the right to license as set forth herein and that are reasonably necessary to Licensee's SOLAR BUSINESS.

2.     LICENSE GRANT

        2.1   Licensor hereby grants to Licensee the exclusive, perpetual, royalty-free, world-wide right and license to use the TECHNOLOGIES in the FIELD OF USE. Licensor retains the exclusive right to use the TECHNOLOGIES in all areas other than the FIELD OF USE. Licensor may also use the TECHNOLOGIES in its research and development activities in connection with photovoltaic materials.

        2.2   All improvements to any of the TECHNOLOGIES created by Licensee or anyone acting on Licensee's behalf will belong to Licensee, provided that Licensor will be granted a non-exclusive, perpetual, royalty-free, worldwide right and license to use such improvements outside of the FIELD OF USE.

3.     INFRINGEMENT CLAIMS

        3.1   Licensor shall, at its election and expense, have the primary right, but not the obligation, to prosecute any and all claims against third parties for infringement or misappropriation of the TECHNOLOGIES. If Licensor finds it necessary or desirable, it may join the Licensee as a party in any suit or proceeding against third parties alleging infringement or misappropriation of the TECHNOLOGIES. Licensor shall also have the right, but not the obligation, to defend any and all claims by third parties alleging infringement or misappropriation of the TECHNOLOGIES. Should

Licensor elect not to prosecute or defend any claim described above, it shall promptly give notice thereof to the Licensee and the Licensee shall have the right, at its own expense, to prosecute or defend the claim.

4.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSOR

        4.1   Licensor represents and warrants to Licensee that Licensor owns the TECHNOLOGIES listed on Exhibit A and has the full power and authority to grant the license provided for in this Agreement.

        4.2   Licensor represents and warrants that the license granted to Licensee hereunder does not and will not conflict with or violate the terms of any agreement between Licensor and any third party. However, certain of these inventions and trade secrets were invented pursuant to government contracts and are subject to certain government rights in connection therewith.

        4.3   To Licensor's knowledge, the use of the TECHNOLOGIES listed on Exhibit A by the Licensee in the FIELD OF USE will not infringe any proprietary right of any third party and there is no claim threatened or pending against Licensor alleging that use of the TECHNOLOGIES in the FIELD OF USE will infringe the proprietary right of any other person. Except as set forth above, Licensor makes no representations or warranties with regard to infringement.

5.     TERM

        5.1   The term of this Agreement shall commence on the date first listed above and shall continue until terminated pursuant to Article 6 below.

6.     DEFAULT AND TERMINATION

        6.1   Licensee will be deemed to be in default hereunder if Licensee breaches any material covenant made by it hereunder and fails to remedy such breach within thirty (30) days after notice thereof from Licensor. In the event of Licensee's default hereunder, Licensor may terminate this Agreement by giving Licensee written notice of termination.

7.     CONFIDENTIALITY

        7.1   Licensee acknowledges that in the course of the Agreement Licensor will be furnishing it with certain information ("Information") concerning the TECHNOLOGIES that is confidential in nature. Licensee agrees that the Information will be kept confidential and will not, without the prior written consent of Licensor, be disclosed in any manner whatsoever, in whole or in part, and will not be used directly or indirectly for any purpose contrary to the terms of this Agreement. Moreover, Licensee agrees to transmit the Information only to those representatives within its organization, or other individuals or companies who or which are confidentially bound to Licensee, who need to know the Information to allow Licensee to use the TECHNOLOGIES in the manner intended by this Agreement and who are informed of the confidential nature of the Information and who agree to be bound by the terms of this Agreement.

8.     INDEMNITY

        8.1   Licensee agrees to indemnify and hold harmless the Licensor from and against any product liability claims that may be asserted against Licensor based upon or arising out of Licensee's use of the TECHNOLOGIES.

9.     RIGHT OF ASSIGNMENT

        9.1   Licensee may assign its rights and duties under this Agreement to any purchaser of all or substantially all its business to which this license pertains, to any corporation, joint venture or other entity in which Licensee has an interest or to any successor to Licensee by way of merger or consolidation; provided any such corporation, joint venture or entity agrees to be bound by the terms of this Agreement (including the confidentiality provisions). Subject to the foregoing, this Agreement may not be assigned, nor may the rights hereunder be sublicensed, by Licensee without the prior written consent of Licensor, which consent shall not be unreasonably withheld.

        9.2   Upon the earlier of: (i) a sale of all or substantially all Licensor's assets or a change in control of Licensor; or (ii) five years from the date first stated above; Licensor shall not be obligated to license, and Licensee shall have no claim to, TECHNOLOGIES developed, invented or acquired by Licensor after the date of such earlier occurrence.

10.   MISCELLANEOUS

        10.1 This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof. This Agreement may not be amended or modified except by a written instrument executed by all parties.

        10.2 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado applicable to contracts entered into and to be wholly performed within that state.

        10.3 All notices hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or to such other address for a party as shall be specified by like notice):

If to Licensee:	Ascent Solar Technologies, Inc. 8120 Shaffer Parkway Littleton, Colorado 80127-4107 ATTN: Matthew Foster, President
If to Licensor:	ITN Energy Systems, Inc. 8130 Shaffer Parkway Littleton, Colorado 80127-4107 ATTN: Ashutosh Misra, Vice President

        10.4 If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be effected, impaired or invalidated.

        10.5 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASCENT SOLAR TECHNOLOGIES, INC.
By:	/s/ MATTHEW FOSTER Matthew Foster, President
ITN ENERGY SYSTEMS, INC.
By:	/s/ MOHAN MISRA Mohan Misra, President

CONFIDENTIAL

EXHIBIT A

Trade Secrets

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LICENSE AGREEMENT